Exhibit 8


                                        List of Subsidiaries

     We are a holding company for the following significant subsidiaries as of December 31, 2004:

                                                                                         Equity
                                                                                        interest
                                                                       Place of        attributable
                         Name of company                            incorporation        to PCCW
---------------------------------------------------------------     -------------      ------------
PCCW-HKT Limited...............................................     Hong Kong              100%
PCCW-HKT Telephone Limited.....................................     Hong Kong              100%
PCCW-HKT Business Services Limited.............................     Hong Kong              100%
PCCW-HKT Consumer Services Limited.............................     Hong Kong              100%
PCCW-HKT Network Services Limited..............................     Hong Kong              100%
PCCW-HKT Products & Services Limited...........................     Hong Kong              100%
PCCW Teleservices (Hong Kong) Limited..........................     Hong Kong              100%
PCCW-HKT Technical Services Limited............................     Hong Kong              100%
PCCW VOD Limited (now known as PCCW Media Limited).............     Hong Kong              100%
PCCW Teleservices Operations (Hong Kong) Limited...............     Hong Kong              100%
Cascade Limited................................................     Hong Kong              100%
PCCW IMS Limited...............................................     Hong Kong              100%
Pacific Century Systems Limited................................     Hong Kong              100%
Corporate Access Limited.......................................     Cayman Islands         100%
BtN Access (HK) Limited........................................     Hong Kong              100%
Beyond The Network Limited.....................................     Hong Kong              100%
PCCW (Beijing) Limited.........................................     The PRC                100%
Omnilink Technology Limited....................................     British Virgin       76.43%
                                                                    Islands
Unihub China Information Technology Company Limited............     The PRC              38.22%
Unihub Limited.................................................     Hong Kong              100%
PCCW Business eSolutions Limited...............................     Hong Kong              100%
PCCW Powerbase Data Center Services (HK) Limited...............     Hong Kong              100%
Power Logistics Limited........................................     Hong Kong              100%
PCCW Directories Limited.......................................     Hong Kong              100%
ChinaBiG Limited...............................................     Hong Kong            62.31%
Pacific Century Premium Developments Limited ..................     Bermuda              51.07%
Cyber-Port Limited.............................................     Hong Kong            51.07%
JALECO LTD. ...................................................     Japan                79.80%
Taiwan Telecommunication Network Services Co., Ltd. ...........     Taiwan               56.56%
UK Broadband Limited ..........................................     U.K.                   100%